Exhibit 99.6

February 19, 2014

Tarena International, Inc.

Suite 10017, Building E,

Zhongkun Plaza, A18 Bei San Huan West Road,

Haidian District, Beijing 100098

People’s Republic of China

Tel: +86 10 6213-5687

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Tarena International, Inc. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on November 26, 2013 with the U.S. Securities and Exchange Commission confidentially.

Sincerely yours,

/s/ Ya-Qin Zhang

Name: Ya-Qin Zhang